Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 3 TO LOAN FINANCING AND SERVICING AGREEMENT, dated as of July 18, 2025 (this “Amendment”), among VCSL FUNDING 1 LLC, as borrower (the “Borrower”), VISTA CREDIT STRATEGIC LENDING CORP., as servicer (the “Servicer”), DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”), as facility agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Facility Agent”), and DBNY, as agent (in such capacity, an “Agent”) and as committed lender (in such capacity, a “Lender”).

WHEREAS, the Borrower, Vista Credit Strategic Lending Corp., as equityholder, the Servicer, State Street Bank and Trust Company, as the collateral agent and the collateral custodian, the Agents from time to time parties thereto, the Lenders from time to time parties thereto and the Facility Agent are party to the Loan Financing and Servicing Agreement, dated as of June 26, 2024 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, the Borrower, the Servicer, the Agents, the Lenders and the Facility Agent have agreed to amend the Loan Agreement in accordance with Section 17.2 of the Loan Agreement and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

AMENDMENTS

Section 2.1 Amendments to the Loan Agreement. As of the date of this Amendment, the Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto.

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ARTICLE III

CONDITIONS TO EFFECTIVENESS

Section 3.1 This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions:

(a) the execution and delivery of this Amendment by each party hereto; and

(b) all fees (including reasonable and documented fees, disbursements and other charges of counsel) due to the Lenders on or prior to the effective date of this Amendment have been paid in full.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 The Borrower and the Servicer hereby represent and warrant to the Facility Agent, the Agents and the Lenders that, as of the date first written above, (i) no Event of Default, Unmatured Event of Default, Servicer Default or Unmatured Servicer Default has occurred and is continuing and (ii) the representations and warranties of the Borrower and the Servicer contained in the Loan Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE V

MISCELLANEOUS

Section 5.1 Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AND ANY DISPUTE, SUIT, ACTION OR PROCEEDING, WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY, RELATING TO OR ARISING OUT OF THIS AMENDMENT OR TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Section 5.2 Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.3 Ratification. Except as expressly amended and waived hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

Section 5.4 Counterparts; Electronic Execution. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by email transmission shall be effective as delivery of a manually executed counterpart hereof. The parties

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agree that this Amendment may be executed and delivered by electronic signatures and that the electronic signatures appearing on this Amendment are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

Section 5.5 Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

VCSL FUNDING 1 LLC, as Borrower

By:	/s/ Gregory Galligan
Name: Gregory Galligan
Title: Authorized Signatory

[Signature Page to Amendment No. 3 to Loan Financing and Servicing Agreement]

VISTA CREDIT STRATEGIC LENDING CORP. as Servicer

By:	/s/ Greg Galligan
Name: Greg Galligan
Title: Authorized Signatory

[Signature Page to Amendment No. 3 to Loan Financing and Servicing Agreement]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent

By:	/s/ Amit Patel
Name: Amit Patel
Title: Managing Director

By:	/s/ Erica Flor
Name: Erica Flor
Title: Director

[Signature Page to Amendment No. 3 to Loan Financing and Servicing Agreement]

DEUTSCHE BANK AG, NEW YORK BRANCH, as an Agent and as a Committed Lender

By:	/s/ Amit Patel
Name: Amit Patel
Title: Managing Director

By:	/s/ Erica Flor
Name: Erica Flor
Title: Director

[Signature Page to Amendment No. 3 to Loan Financing and Servicing Agreement]

APPENDIX A

Loan Agreement Amendments

EXECUTION VERSION

Conformed through Amendment No. ~~2~~3 dated ~~April 7~~July 18, 2025

LOAN FINANCING AND SERVICING AGREEMENT

dated as of June 26, 2024

VCSL FUNDING 1 LLC,

as Borrower

VISTA CREDIT STRATEGIC LENDING CORP.,

as Equityholder and as Servicer

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

DEUTSCHE BANK AG, NEW YORK BRANCH,

as Facility Agent

THE OTHER AGENTS PARTIES HERETO,

and

STATE STREET BANK AND TRUST COMPANY,

as Collateral Agent and as Collateral Custodian

TABLE OF CONTENTS

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Section 15.9	Participations; Pledge	140
Section 15.10	Reallocation of Advances	141
ARTICLE XVI INDEMNIFICATION		~~141~~142
Section 16.1	Borrower Indemnity	~~141~~142
Section 16.2	Servicer Indemnity	142
Section 16.3	Contribution	143
Section 16.4	After-Tax Basis	143
ARTICLE XVII MISCELLANEOUS		~~143~~144
Section 17.1	No Waiver; Remedies	~~143~~144
Section 17.2	Amendments, Waivers	144
Section 17.3	Notices, Etc	145
Section 17.4	Costs and Expenses	~~145~~146
Section 17.5	Binding Effect; Survival	146
Section 17.6	Captions and Cross References	~~146~~147
Section 17.7	Severability	~~146~~147
Section 17.8	GOVERNING LAW	~~146~~147
Section 17.9	Counterparts; Electronic Execution	~~146~~147
Section 17.10	WAIVER OF JURY TRIAL	147
Section 17.11	No Proceedings	~~147~~148
Section 17.12	Limited Recourse	148
Section 17.13	ENTIRE AGREEMENT	~~149~~150
Section 17.14	Confidentiality	~~149~~150
Section 17.15	Non-Confidentiality of Tax Treatment	~~150~~151
Section 17.16	Replacement of Lenders	~~150~~151
Section 17.17	Consent to Jurisdiction	~~151~~152

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Section 17.18	Option to Acquire Rating	152
Section 17.19	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~152~~153
Section 17.20	Lender Representation	~~152~~153
Section 17.21	Acknowledgement Regarding Any Supported QFCs	153
ARTICLE XVIII COLLATERAL CUSTODIAN		~~153~~154
Section 18.1	Designation of Collateral Custodian	~~153~~154
Section 18.2	Duties of the Collateral Custodian	154
Section 18.3	Delivery of Collateral Obligation Files	156
Section 18.4	Collateral Obligation File Certification	~~156~~157
Section 18.5	Release of Collateral Obligation Files	~~157~~158
Section 18.6	Examination of Collateral Obligation Files	159
Section 18.7	Lost Note Affidavit	~~159~~160
Section 18.8	Transmission of Collateral Obligation Files	~~159~~160
Section 18.9	Merger or Consolidation	160
Section 18.10	Collateral Custodian Compensation	160
Section 18.11	Removal or Resignation of Collateral Custodian	~~160~~161
Section 18.12	Limitations on Liability	161
Section 18.13	Collateral Custodian as Agent of Collateral Agent	163

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are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Obligations pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Obligations (other than pursuant to an assignment request by the Borrower under Section 17.16) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.3(f) and (d) any withholding Taxes imposed under FATCA.

“Executive Officer” means, with respect to the Borrower, the Servicer or the Equityholder, the Chief Executive Officer, the Chief Operating Officer of such Person or any other Person included on the incumbency certificate of the Borrower, Servicer or Equityholder, as applicable, delivered pursuant to Section 6.1(g) and, with respect to any other Person, the President, Chief Financial Officer or any Vice President.

“Facility Agent” has the meaning set forth in the Preamble.

“Facility Amount” means (a) prior to the end of the Revolving Period, $~~275,000,000~~450,000,000, unless this amount is permanently reduced pursuant to Section 2.5 or increased pursuant to Section 2.8, in which event it means such lower or higher amount and (b) from and after the end of the Revolving Period, the Advances outstanding.

“Facility Termination Date” means the earliest to occur of (i) the date that is two (2) years from the end of the Revolving Period, (ii) the date on which the term of the Equityholder’s existence ends and (iii) the effective date on which the facility hereunder is terminated and all of the outstanding principal amount of the Advances and the other Obligations have become due and payable pursuant to Section 13.2.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with such sections of the Code and any legislation, law, regulation or practice enacted or promulgated pursuant to such intergovernmental agreement.

“Federal Funds Rate” means, for any period, the greater of (a) 0.0% and (b) a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Facility Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” has the meaning set forth in Section 8.4.

“Fees” has the meaning set forth in Section 8.4.

“First Lien Middle Market Loan” means any First Lien Loan that does not satisfy one or more of the requirements of a First Lien Broadly Syndicated Loan.

“Fitch” means Fitch Ratings, Inc., Fitch Ratings Ltd. and their subsidiaries, including Derivative Fitch Inc. and Derivative Fitch Ltd. and any successor thereto.

“Fixed Rate Collateral Obligation” means any Collateral Obligation that bears a fixed rate of interest.

“Floating Rate Note” means a floating rate note issued pursuant to an indenture or equivalent document by a corporation, partnership, limited liability company, trust or other person that is secured by a first or second priority perfected security interest or lien in or on specified collateral securing the issuer’s obligations under such note.

“Foreign Lender” means a Lender that is not a U.S. Person.

“FRS Board” means the Board of Governors of the Federal Reserve System and, as applicable, the staff thereof.

“Funding Date” means any Advance Date (including the Closing Date) or any Reinvestment Date, as applicable.

“GAAP” means generally accepted accounting principles in the United States, which are applicable to the circumstances as of any day.

“GBSA” means the German Act on the Ring-fencing of Risks and for the Recovery and Resolution Planning for Credit Institutions and Financial Groups (Gesetz zur Abschirmung von Risiken und zur Planung der Sanierung und Abwicklung von Kreditinstituten und Finanzgruppen) of 7 August 2013 (commonly referred to as the German Bank Separation Act) (Trennbankengesetz), as amended.

“Hazardous Materials” means all materials subject to any Environmental Law, including materials listed in 49 C.F.R. § 172.101, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead-based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being “in inventory”, “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition.

“Hedge Breakage Costs” means, with respect to each Hedge Counterparty upon the early termination of any Hedge Transaction with such Hedge Counterparty, the net amount, if any, payable by the Borrower to such Hedge Counterparty for the early termination of that Hedge Transaction or any portion thereof.

“Hedge Counterparty” means (a) DBNY and its affiliates and (b) any other entity that (i) on the date of entering into any Hedge Transaction (x) is an interest rate swap dealer that has limited to) collateral debt obligations, collateral loan obligations, asset backed securities and commercial mortgage backed securities or any resecuritization thereof.

“Subsidiary” means, with respect to any Person, a corporation, partnership or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or interests as have more than 50% of the ordinary voting power for the election of directors, managers or general partners, as applicable.

“Substituted Collateral Obligation” means, with respect to any Accrual Period, any Warranty Collateral Obligation with respect to which the Equityholder has substituted in a replacement Eligible Collateral Obligation pursuant to Section 7.11 and the Sale Agreement.

“Supported QFC” has the meaning set forth in Section 17.21.

“Tangible Net Worth” means, with respect to any Person, the consolidated assets minus the consolidated liabilities of such Person and its consolidated Subsidiaries calculated in accordance with GAAP after subtracting therefrom the aggregate amount of the intangible assets of such Person and its consolidated Subsidiaries, including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks.

“Target Portfolio Amount” means ~~$481,250,000, as such~~the amount ~~shall be increased pursuant to Section 2.8 or decreased pursuant to Section 2.5 pro rata (or as otherwise agreed to by the Facility Agent in its sole discretion) in connection with any increase or decrease, as applicable, in~~equal to the product of (i) the Facility Amount multiplied by (ii) 1.75.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, for any calculation with respect to an Advance (other than an Advance bearing interest at the Alternate Base Rate), the greater of (i) 0.50% and (ii) the Term SOFR Reference Rate for a tenor of three (3) months on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of the relevant Accrual Period, as such rate is published by the Term SOFR Administrator.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Facility Agent in its reasonable discretion).

“Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR” in this Section 1.1.

“Term SOFR Reference Rate” means the forward-looking term rate per annum based on SOFR as published by the Term SOFR Administrator.

“Transaction Documents” means this Agreement, the Notes, the Sale Agreement, the Collateral Agent and Collateral Custodian Fee Letter, each Fee Letter, the Account Control Agreement, any Joinder Agreement and the other documents to be executed and delivered in

(e) If the circumstances with respect to any Collateral Obligation change, the Servicer may provide written notice of such changed circumstance to the Facility Agent, and if no Revaluation Event shall then be continuing for such Collateral Obligation, the Facility Agent shall in its sole discretion re-evaluate the Discount Factor for such Collateral Obligation.

Section 2.8 Increase in Facility Amount. (a) The Borrower may, with the prior written consent of the Facility Agent (which consent may be conditioned on one or more conditions precedent in its sole discretion), (i) increase the Commitment of the existing Lender Groups (pro rata) by an amount ~~up~~not to ~~an additional $300,000,000~~exceed $500,000,000 in the aggregate, (ii) increase the Commitment of any Lender Group, and/or (iii) add additional Lender Groups, in each case which shall increase the Facility Amount by the amount of the Commitment of each such existing or additional Lender Group. Any increase pursuant to this Section 2.8 shall be attempted in good faith first pursuant to clause (i), second pursuant to clause (ii) and third pursuant to clause (iii) above.

(b) The Borrower (i) may, at any time after the Second Amendment Effective Date until at least two (2) Business Days prior to the earlier of: (x) the end of the Revolving Period and (y) the three month anniversary of the Second Amendment Effective Date and (ii) shall, no later than the date that is two (2) Business Days prior to the earlier of: (x) the end of the Revolving Period and (y) the three month anniversary of the Second Amendment Effective Date, deliver a written notice (the “Increase Notice”) to the Facility Agent and the Collateral Agent (A) certifying that (I) no Event of Default or Unmatured Event of Default has occurred and is continuing and (II) the representations and warranties of the Borrower and the Servicer contained in this Agreement and the other Transaction Documents are true and correct in all material respects on and as of such day and (B) requesting an increase of the Commitment of DBNY, as Lender (the amount so requested being the “Increased Facility Amount”); provided that the increase under clause (ii) above shall cause the Commitment of DBNY to equal an aggregate amount of $325,000,000; provided, further, that any increases under both clause (i) and clause (ii) above shall not cause the Commitment of DBNY to exceed an aggregate amount of $350,000,000. Upon the payment in full of all Fees due under any Fee Letter, occurring on such date in connection with an Increased Facility Amount, the Facility Amount shall be increased by such Increased Facility Amount on the next Business Day immediately following the receipt of the applicable Increase Notice by the Facility Agent and the Collateral Agent.

Section 2.9 Defaulting Lenders.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) any payment of principal, interest, fees or other amounts received by the Collateral Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Facility Agent as follows: first, to the payment of any amounts owing all of the rights of such Lender hereunder with respect to such Advances and all references to the Lender or Lenders in Sections 4.3 or 5.1 shall be deemed to apply to such assignee.

Section 15.4 Assignment by Lenders. Any Lender may assign an interest in, or sell a participation interest in any Advance (or portion thereof) or its Commitment (or any portion thereof) pursuant to any one of the following clauses (a) through (e); provided that the Lenders shall not assign any interest in, or sell a participation in any Advance (or portion thereof) or its Commitment (or any portion thereof), to the Equityholder or any Affiliate of the Equityholder:

(a) to any Person, if an Unmatured Event of Default, Event of Default, Unmatured Servicer Default or Servicer Default has occurred and is continuing;

(b) to an Affiliate of such Lender;

(c) to another Lender;

(d) upon notice to the Borrower, to any Person (which each Lender agrees to use reasonable efforts to make such assignment to a Person who is not a Competitor) if such Lender makes a determination that its ownership of any of its rights or obligations hereunder is prohibited by Applicable Law (including, without limitation, the Volcker Rule and/or GBSA); or

(e) to any Person with the prior written consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned, it being understood that it shall not be deemed unreasonable for the Borrower to withhold consent to any assignment to a Competitor);

provided, that each Lender shall first offer to sell such interest(s) to (i) the Lender affiliated with the Facility Agent and, if such Lender does not accept such offer within 10 Business Day, then (ii) to each remaining Lender (pro rata) for a period of 10 Business Days prior to offering to any Person that is not an existing Lender.

Each Lender shall endorse the Notes to reflect any assignments made pursuant to this Article XV or otherwise. The assigning Lender shall provide prompt notice of any assignment to the Facility Agent, the Collateral Agent, the Borrower and the Servicer.

Section 15.5 Registration; Registration of Transfer and Exchange. (a) The Facility Agent, acting solely for this purpose as agent for the Borrower (and, in such capacity, the “Loan Registrar”), shall maintain a register for the recordation of the name and address of each Lender (including any assignees), and the principal amounts (and stated interest) owing to such Lender pursuant to the terms hereof from time to time (the “Loan Register”). The entries in the Loan Register shall be conclusive absent manifest error, and the Borrower, the Collateral Agent, the Facility Agent, each Agent and each Lender shall treat each Person whose name is recorded in the Loan Register pursuant to the terms hereof as a Lender hereunder. The Loan Register shall be available for inspection by any Lender at any reasonable time and from time to time upon reasonable prior notice.

ARTICLE XVII

MISCELLANEOUS

Section 17.1 No Waiver; Remedies. No failure on the part of any Lender, the Facility Agent, the Collateral Agent, the Collateral Custodian, any Indemnified Party or any Affected Person to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any of them of any right, power or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Lender is hereby authorized by the Borrower during the existence of an Event of Default, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by it to or for the credit or the account of the Borrower to the amounts owed by the Borrower under this Agreement, to the Facility Agent, the Collateral Agent, the Collateral Custodian, any Affected Person, any Indemnified Party or any Lender or their respective successors and assigns. Without limiting the foregoing, each Lender is hereby authorized by the Servicer during the existence of an Event of Default, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by it to or for the credit or the account of the Servicer to the amounts owed by the Servicer under this Agreement, to the Facility Agent, the Collateral Agent, the Collateral Custodian, any Affected Person, any Indemnified Party, any Agent or any Lender or their respective successors and assigns.

Section 17.2 Amendments, Waivers. (a) This Agreement may not be amended, supplemented or modified nor may any provision hereof be waived except in accordance with the provisions of this Section 17.2.

The Borrower, the Servicer and the Facility Agent may, from time to time enter into written amendments, supplements, waivers or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of any party hereto or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement; provided, that no such amendment, supplement, waiver or modification shall (i) reduce the amount of or extend the maturity of any payment with respect to an Advance or reduce the rate or extend the time of payment of Yield thereon, or reduce or alter the timing of any other amount payable to any Lender hereunder, in each case without the consent of each Lender affected thereby, (ii) amend, modify or waive any provision of this Section 17.2 or Section 17.11, or reduce the percentage specified in the definition of Required Lenders, in each case without the written consent of all Lenders, (iii) amend, modify or waive any provision adversely affecting the obligations or duties of the Collateral Agent, in each case without the prior written consent of the Collateral Agent and (iv) amend, modify or waive any provision adversely affecting the obligations or duties of the Collateral Custodian, in each case without the prior written consent of the Collateral Custodian. ~~Notwithstanding the foregoing, if the Facility Agent determines in its sole discretion that it can no longer support Term SOFR, or if Term SOFR ceases to exist or is reasonably expected to cease to exist within the succeeding three (3) months, the Borrower, the Servicer and the Facility Agent may (and such parties will reasonably cooperate with each other in good faith in order to) amend this Agreement to replace references herein to Term SOFR (and~~

~~any associated terms and provisions) with any alternative floating reference rate (and any associated terms and provisions) that is then being generally used in U.S. credit markets for similar types of facilities.~~ Upon execution of any amendments by the Borrower, the Servicer and the Facility Agent as provided herein, the Servicer shall deliver a copy of such amendment to the Collateral Agent. Any waiver of any provision of this Agreement shall be limited to the provisions specifically set forth therein for the period of time set forth therein and shall not be construed to be a waiver of any other provision of this Agreement.

Notwithstanding the foregoing, upon the reasonable determination by any Lender that its ownership of any of its rights or obligations hereunder is prohibited by Applicable Law (including, without limitation, the Volcker Rule and/or GBSA), each of the Borrower, the Servicer, each Lender, each Agent, the Collateral Agent, the Collateral Custodian and the Facility Agent hereby agree to work in good faith to amend or amend and restate the commercial terms of this Agreement (including, if necessary, to re-document under a note purchase agreement or indenture) to ensure future compliance with such Applicable Law.

The Borrower and the Servicer each acknowledges that the Facility Agent may be communicating with other Lenders, Agents or potential lenders in connection with an amendment or syndication of this Agreement.

(b) Notwithstanding the foregoing, if the Facility Agent determines in its sole discretion that it can no longer support Term SOFR, or if Term SOFR ceases to exist or is reasonably expected to cease to exist within the succeeding three (3) months, the Borrower, the Servicer and the Facility Agent may (and such parties will reasonably cooperate with each other in good faith in order to) amend this Agreement to replace references herein to Term SOFR (and any associated terms and provisions) with any alternative floating reference rate (and any associated terms and provisions) that is then being generally used in U.S. credit markets for similar types of facilities.

(c) The Facility Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or performance related to the Alternate Base Rate, any Applicable Index or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Facility Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Facility Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service so long as the rate (or component thereof) used by the Facility Agent in connection therewith is consistent with such rate (or component thereof) provided by any such information source or service.

Section 17.3 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and shall be personally delivered or sent by certified mail, electronic mail or postage prepaid, to the intended party at the address or e-mail of such party set forth under its name on Annex A or at such other address or e-mail as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one Business Day after having been given to such courier, and (d) if transmitted by e-mail, when sent, receipt confirmed by telephone or electronic means, except that notices and communications pursuant to Section 2.2, shall not be effective until received.

Section 17.4 Costs and Expenses. In addition to the rights of indemnification granted under Section 16.1, the Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Facility Agent, the Collateral Agent, and the Collateral Custodian in connection with the preparation, execution, delivery, syndication and administration of this Agreement, any liquidity support facility and the other documents and agreements to be delivered hereunder or with respect hereto, and, subject to any cap on such costs and expenses agreed upon in a separate letter agreement among the Borrower, the Servicer and the Facility Agent or the Collateral Agent and Collateral Custodian Fee Letter, as applicable, and the Borrower further agrees (i) to pay all reasonable and documented out-of-pocket costs and expenses (including reasonable outside counsel fees and expenses) of the Facility Agent, the Collateral Agent, the Collateral Custodian and the Lenders in connection with any amendments, waivers or consents executed in connection with this Agreement and with respect to advising the Facility Agent and the Lenders as to its rights and remedies under this Agreement, and (ii) to pay all reasonable, documented and out-of-pocket costs and expenses, if any (including reasonable outside counsel fees and expenses), of the Facility Agent, the Collateral Agent, the Collateral Custodian, the Agents and the Lenders, in connection with the enforcement against the Servicer or the Borrower of this Agreement or any of the other Transaction Documents and the other documents and agreements to be delivered hereunder or with respect hereto; provided that in the case of reimbursement of fees and expenses of counsel in each of clause (i) and clause (ii) above, such reimbursement shall be limited to one outside counsel to the Facility Agent, the Agents, the Lenders and their related Indemnified Parties, one outside counsel to the Collateral Agent, the Collateral Custodian and their related Indemnified Parties, one additional local counsel to the Facility Agent, the Agents, the Lenders and their related Indemnified Parties in each applicable local jurisdiction, one additional local counsel to the Collateral Agent, the Collateral Custodian and their related Indemnified Parties in each applicable local jurisdiction, and one additional local counsel in each applicable local jurisdiction in the case of a conflict of interest. For the avoidance of doubt, the costs and expenses described in this Section 17.4 shall not include Taxes.

set forth in Section 2.5(b) in connection with such removal or replacement. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 17.17 Consent to Jurisdiction. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of any New York State or Federal court sitting in New York County in any action or proceeding, (whether in contract, tort or otherwise and whether at law or in equity,) arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding (whether in contract, tort or otherwise and whether at law or in equity). The parties hereto agree that a final judgment in any such action or proceeding (whether in contract, tort or otherwise and whether at law or in equity) shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 17.18 Option to Acquire Rating. Each party hereto hereby acknowledges and agrees that the Facility Agent (on behalf and at the sole expense of the requesting Lender) may, at any time and in its sole discretion, obtain a public rating for this loan facility. The Borrower and the Servicer hereby agree (at the sole expense of the requesting Lender) to use commercially reasonable efforts, at the request of the Facility Agent, to cooperate with the acquisition and maintenance of any such rating.

Section 17.19 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

Annex B

Lender	Commitment

Deutsche Bank AG, New York Branch	$~~275,000,000~~450,000,000